UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to

SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

_______________________

Date of Report (Date of earliest event reported): March 13, 2008

PACIFIC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	000-29829 (SEC File Number)	91-1815009 (IRS Employer Identification No.)

1101 S. Boone Street

Aberdeen, Washington 98520-5244

(360) 533-8870

(Address, including zip code, and telephone number,

including area code, of Registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On March 13, 2008, Pacific Financial Corporation (the "Company"), entered into Individual Participation Agreements with Dennis A. Long, Chief Executive Officer, John G. Van Dijk, Executive Vice President and Chief Operating Officer, Bruce D. MacNaughton, Executive Vice President and Chief Credit Officer, and Denise J. Portmann, Chief Financial Officer, pursuant to the Pacific Financial Corporation Supplemental Executive Retirement Plan effective January 1, 2007 (the "SERP"). The SERP and related participation agreements replace supplemental compensation agreements with those same four executives that were approved and entered into in October 2007 and subsequently terminated.

Each executive's benefits under the SERP generally vest over a ten-year period (beginning on January 1, 2010, at an initial level of 30%). The normal retirement age for each executive is: 68 for Mr. Long; 69 for Mr. Van Dijk; 65 for Mr. MacNaughton, and 55 for Ms. Portmann. Mr. Long and Mr. Van Dijk may also qualify for reduced benefits in the event of an early retirement after reaching age 65.

Annual retirement benefits under each agreement are equal to a fixed amount for each executive: $133,590 for Mr. Long; $93,154 for Mr. Van Dijk; $92,432 for Mr. MacNaughton; and $139,409 for Ms. Portmann. Annual benefits are paid for a period of 15 years and generally begin on the first day of the first month following the executive's retirement.

Prior to normal retirement, if an executive's employment is terminated by reason of death or disability, the executive will be paid an annual benefit equal to the then accrued benefit under the SERP for 15 years, beginning on the first day of the first month following the executive's death or disability. If an executive is terminated without cause prior to qualifying for early or normal retirement, the executive will be entitled to be paid the vested percentage of his or her accrued benefit beginning when the executive attains normal retirement age.

If an executive voluntarily terminates employment prior to his or her early or normal retirement age, then the executive will be entitled to benefit payments only if the executive was fully vested in his or her retirement benefits. Any such payments will be made when the executive attains normal retirement age. If an executive voluntarily terminates employment before vesting of his or her benefits in full, the executive will forfeit any and all rights and benefits he or she may have under the SERP.

In the event an executive is involuntarily terminated or terminates his or her employment for good reason within two years following a change in control event, as defined in the SERP plan document, he or she will be entitled to receive the greater of the vested percentage of his or her accrued benefit as of the termination date or 50% of the SERP benefit. This benefit payment will be paid when the executive attains normal retirement age.

If an executive is terminated for cause at any time, that executive will not be entitled to any benefits under the SERP.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

The following exhibits are furnished with this Form 8-K:

10.1	Supplemental Executive Retirement Plan effective January 1, 2007.
10.2	Individual Participation Agreement (SERP) dated March 13, 2008, between the Company and Dennis A. Long.
10.3	Individual Participation Agreement (SERP) dated March 13, 2008, between the Company and John Van Dijk.
10.4	Individual Participation Agreement (SERP) dated March 13, 2008, between the Company and Bruce MacNaughton.
10.5	Individual Participation Agreement (SERP) dated March 13, 2008, between the Company and Denise Portmann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC FINANCIAL CORPORATION
DATED: March 14, 2008	By:	/s/ Denise Portmann
Denise Portmann Chief Financial Officer

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